                                 AMENDMENT NO. 5
                                       TO
                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT

      The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated as of July 16, 2001, by and between AIM Variable Insurance Funds, a Delaware business trust and A I M Distributors, Inc., a Delaware corporation, is hereby amended to reflect the renaming of each INVESCO Fund by replacing "INVESCO VIF -" with "AIM V.I." and further to change the name of INVESCO VIF - Core Equity Fund to AIM V.I. Core Stock Fund.

      Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                       TO

                           FIRST AMENDED AND RESTATED

                          MASTER DISTRIBUTION AGREEMENT

                                       OF

                          AIM VARIABLE INSURANCE FUNDS

SERIES I SHARES                           SERIES II SHARES
---------------                           ----------------
AIM V.I. Aggressive Growth Fund           AIM V.I. Aggressive Growth Fund
AIM V.I. Balanced Fund                    AIM V.I. Balanced Fund
AIM V.I. Basic Value Fund                 AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund                   AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund        AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund         AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund                 AIM V.I. Core Equity Fund
AIM V.I. Core Stock Fund                  AIM V.I. Core Stock Fund
AIM V.I. Dent Demographic Trends Fund     AIM V.I. Dent Demographic Trends Fun
AIM V.I. Diversified Income Fund          AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund                    AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund          AIM V.I. Financial Services Fund
AIM V.I. Government Securities Fund       AIM V.I. Government Securities Fund
AIM V.I. Growth Fund                      AIM V.I. Growth Fund
AIM V.I. Health Sciences Fund             AIM V.I. Health Sciences Fund
AIM V.I. High Yield Fund                  AIM V.I. High Yield Fund
AIM V.I. International Growth Fund        AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund            AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund                     AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund         AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund                AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund              AIM V.I. Premier Equity Fund
AIM V.I. Real Estate Fund                 AIM V.I. Real Estate Fund
AIM V.I. Small Cap Equity Fund            AIM V.I. Small Cap Equity Fund
AIM V.I. Small Company Growth Fund        AIM V.I. Small Company Growth Fund
AIM V.I. Technology Fund                  AIM V.I. Technology Fund
AIM V.I. Total Return Fund                AIM V.I. Total Return Fund
AIM V.I. Utilities Fund                   AIM V.I. Utilities Fund"

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: October 15, 2004

                                                  AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Lisa Moss                             By: /s/ Robert H. Graham
        --------------------                          --------------------------
        Assistant Secretary                           President

                                                  A I M DISTRIBUTORS, INC.

Attest: /s/ Lisa Moss                             By: /s/ Gene L. Needles
        --------------------                          --------------------------
        Assistant Secretary                           President